Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-180907, 333-183314, and 333-187883) of Natural Resource Partners L.P., of our report dated February 26, 2014, relating to the financial statements of OCI Wyoming L.P. as of and for the year ended December 31, 2013 (not presented herein), appearing in the Annual Report on Form 10-K/A of Natural Resource Partners L.P. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

November 12, 2014